Exhibit n.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting part of the post-effective Amendment No. 1 to the Registration Statement on Form N-2 (File No. 333-136337) of our report dated March 13, 2008, related to the consolidated financial statements and selected financial ratios and other data of Medallion Financial Corp. and subsidiaries as of December 31, 2007 and 2006 and for each of the years in the three-year period ended December 31, 2007, our report dated March 13, 2008 related to the financial statements of Medallion Bank as of December 31, 2007 and 2006 and for each of the years in the three-year period ended December 31, 2007, and our report dated May 5, 2008 related to the senior securities table as of December 31, 2007, 2006, 2005, 2004 and 2003 of Medallion Financial Corp. and Subsidiaries which appear in such Prospectus. We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

/s/  Weiser LLP

Weiser LLP

New York, New York

May 5, 2008